UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2007

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of Incorporation	Commission File Number	IRS Employer I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In recognition of the duties and responsibilities assigned to the Chief Executive Officer of Dune Energy, Inc. (the “Company”) and the Chairman of the Board of the Company pursuant to their respective employment agreements with the Company, each dated April 17, 2007 (the “Employment Agreements”), on October 17, 2007, the Board of Directors (the “Board”) of the Company approved and adopted an amendment and restatement of the Company’s by-laws (the “Amended and Restated By-laws”) to, among other things, better conform the descriptions of the duties and responsibilities of the Chairman of the Board and the Chief Executive Officer of the Company to the Employment Agreements. The Amended and Restated By-laws clarify that each of the Chairman of the Board and the Chief Executive Officer of the Company report to the Board. Additionally, the Amended and Restated By-laws clarify that the President, any Vice Presidents and the Chief Financial Officer of the Company serve under the direction of the Board and the Chief Executive Officer, while the Secretary of the Company serves under the direction of the Board, the Chairman of the Board and the Chief Executive Officer of the Company.

The above description of the Amended and Restated By-laws is qualified in its entirety by reference to the Amended and Restated By-laws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated By-laws of Dune Energy, Inc., adopted October 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ENERGY, INC.

Date: July 12, 2010	By:	/s/ James A. Watt
	Name:	James A. Watt
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-laws of Dune Energy, Inc., adopted October 17, 2007

3